UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - May 8, 2006

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the Annual Meeting of Shareholders, held April 29, 2006, Directors John W. Ord and Russell D. Shurtleff were reelected to a three-year term, expiring in 2009.

At the reorganization meeting of Peoples Financial Services Corp., held on May 2, 2006, Richards S. Lochen, Jr. was named President of the Company and its subsidiary, Peoples National Bank. Lochen replaces John W. Ord, who remains Chairman and CEO of the Company and Bank. On January 1, 2007, Lochen is slated to become CEO of both the Company and Bank and Ord will remain Chairman of both entities.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	John W. Ord
Dated: May 8, 2006		By: John W. Ord CEO/Chairman

	/s/	Richard S. Lochen, Jr.
Dated: May 8, 2006		By: Richard S. Lochen, Jr. President

	/s/	Debra E. Dissinger
Dated: May 8, 2006		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Joseph M. Ferretti
Dated: May 8, 2006		By: Joseph M. Ferretti Vice President/CCO

	/s/	Frederick J. Malloy
Dated: May 8, 2006		By: Frederick J. Malloy Asst. Vice President/Controller